Exhibit 99.(h)(6)

October 31, 2022

State Street Bank and Trust Company

1 Iron Street

Boston, MA 02210

Attention: Scott Shirrell, Vice President

Re:	Calamos Antetokounmpo Sustainable Equities Trust (the “Fund”)

Ladies and Gentlemen:

Please be advised that the undersigned Fund has been incorporated and registered as a management investment company under the Investment Company Act of 1940, as amended, and has established a new series of shares identified opposite its name on Exhibit A hereto (the “Portfolio”).

In accordance with Section 8.5 and 8.6, the Additional Funds and Additional Portfolios provision, of the Master Services Agreement dated as of March 15, 2004, as amended, modified, or supplemented from time to time (the “Agreement”), by and among each registered investment company party thereto, and State Street Bank and Trust Company (“State Street”), the undersigned Fund, on behalf of itself and each Portfolio, hereby requests that State Street perform certain accounting and fund administration services for it and its Portfolio under the terms of the Agreement, and that Appendix A to the Agreement is hereby amended and restated as set forth on Exhibit B attached hereto.

In connection with such request, the undersigned Fund: (i) hereby confirms as of the date hereof, its representations and warranties set forth in Section 4.2 of the Agreement; and (ii) for the avoidance of doubt, acknowledges and confirms to State Street that the letter agreement dated March 31, 2016 (“Third Side Letter”) by and among the Funds and State Street shall also apply to the Portfolio, and the undersigned Fund agrees to be bound by all the terms and conditions of the Third Side Letter.

Please indicate your acceptance of the foregoing by executing this letter agreement and returning a copy to the Fund.

[Signature page follows.]

Information Classification: Limited Access

EXHIBIT A

Sincerely,

CALAMOS ANTETOKOUNMPO SUSTAINABLE EQUITIES TRUST
on behalf of:

Calamos Antetokounmpo Sustainable Equities Fund

By:	/s/ Stephen Atkins
Name:	Stephen Atkins
Title:	Treasurer, Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Michael A. Foutes
Name:	Michael A. Foutes
Title:	SVP, Duly Authorized

Effective Date:	11/14/2022

Information Classification: Limited Access

EXHIBIT A

Calamos Antetokounmpo Sustainable Equities Trust

Calamos Antetokounmpo Sustainable Equities Fund

Information Classification: Limited Access

EXHIBIT B

Appendix A

To

Master Services Agreement

Management Investment Companies Registered With The Sec And Portfolios Thereof, If Any

Calamos Advisors Trust
Calamos Growth And Income Portfolio	36-7271106

Calamos Etf Trust

Calamos Investment Trust
Calamos Convertible Fund	36-3316238
Calamos Dividend Growth Fund	46-2951829
Calamos Evolving World Growth Fund	26-2192228
Calamos Global Convertible Fund	47-2271491
Calamos Global Equity Fund	20-8166626
Calamos Global Opportunities Fund	36-4088206
Calamos Growth Fund	36-3723359
Calamos Growth and Income Fund	36-3575418
Calamos Hedged Equity Fund	47-2255361
Calamos High Income Opportunities Fund	36-4307069
Calamos International Growth Fund	20-2395043
Calamos Market Neutral Income Fund	36-3723358
Calamos Select Fund	22-3848966
Calamos Phineus Long/Short Fund	47-5668954
Calamos Total Return Bond Fund	20-8872705
Calamos Short-Term Bond Fund	83-0775729
Calamos Timpani Small Cap Growth Fund	83-3325222
Calamos Timpani SMID Growth Fund	83-4647954
Calamos Global Sustainable Equities Fund	87-3159402
Calamos International Small Cap Growth Fund	87-4563290

Calamos Antetokounmpo Sustainable Equities Trust
Calamos Antetokounmpo Sustainable Equities Fund	88-3877464

Calamos Convertible Opportunities And Income Fund	03-0426532

Calamos Convertible And High Income Fund	02-0683363

Calamos Strategic Total Return Fund	04-3785941

Calamos Global Total Return Fund	20-3377281

Calamos Global Dynamic Income Fund	20-8819776

Calamos Dynamic Convertible And Income Fund	47-1549409

Calamos Long/Short Equity & Dynamic Income Term Trust	82-2860404

Information Classification: Limited Access